UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2005

SEABULK INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28732	65-0966399

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 ELLER DRIVE, P.O. BOX 13038, FT. LAUDERDALE, Florida		33316

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 954 523 2200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

     The information included in Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 of this Current Report of Form 8-K.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

     The information included in Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04 of this Current Report of Form 8-K.

     As a result of the completion of the Merger on July 1, 2005, certain change of control provisions have been triggered under the Indenture governing Seabulk’s 9 1/2% Senior Notes due 2013 (the “Notes”). Under the Indenture, Seabulk will be required within thirty days to make an offer to repurchase all or any part of the outstanding Notes at an offer price of 101% of the aggregate principal amount outstanding, plus accrued and unpaid interest. As of July 1, 2005, Seabulk had an aggregate of $150 million of Notes outstanding under the Indenture.

Item 5.01. Changes in Control of Registrant.

     On July 1, 2005 (the “Effective Time”), in accordance with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 16, 2005, by and among SEACOR Holdings Inc. (“SEACOR”), SBLK Acquisition Corp. (“Merger Sub”), CORBULK LLC and Seabulk International, Inc. (“Seabulk”), Merger Sub merged with and into Seabulk (the “Merger”), and the separate existence of Merger Sub ceased. Seabulk is the surviving entity of the merger and is a wholly owned subsidiary of SEACOR.

     A description of the Merger and a copy of the Merger Agreement are contained in Seabulk’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 17, 2005 and are incorporated by reference herein. A copy of the joint press release announcing the closing of the Merger is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

     Under the terms of the Merger Agreement, at the Effective Time, each issued and outstanding share of Seabulk’s common stock was converted into the right to receive 0.2694 shares of SEACOR common stock and $4.00 in cash (the “Merger Consideration”). SEACOR will pay an aggregate of approximately $94 million to Seabulk’s stockholders, representing the cash portion of the Merger Consideration. Seabulk’s issued and outstanding shares of common stock were converted into approximately 6.3 million shares of SEACOR common stock. Seabulk’s common stock ceased trading at the close of business on June 30, 2005.

     SEACOR funded the cash portion of the purchase price with cash on hand and cash drawn down from its existing revolving credit facility with DnB NOR Bank ASA.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     The information included in Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 of this Current Report of Form 8-K.

     As a condition to closing the Merger, all of the members of Seabulk’s board of directors resigned from their positions as directors as of the Effective Time of the Merger.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated March 16, 2005, by and among SEACOR Holdings Inc., SBLK Acquisition Corp., CORBULK LLC and Seabulk International, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on March 17, 2005).

99.1*	Joint press release dated July 1, 2005.

*Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABULK INTERNATIONAL, INC.
July 1, 2005	By:	/s/ ALAN R. TWAITS
ALAN R. TWAITS
SENIOR VICE PRESIDENT, GENERAL COUNSEL & SECRETARY

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated March 16, 2005, by and among SEACOR Holdings Inc., SBLK Acquisition Corp., CORBULK LLC and Seabulk International, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on March 17, 2005).

99.1*	Joint press release dated July 1, 2005.

*Filed herewith.